CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, David O’Neill, President, Chief Executive Officer and Chief Financial Officer of Marley Coffee Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10Q of Marley Coffee Inc. for the quarter ended April 30, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Marley Coffee Inc.

Dated: June 16, 2008

/s/ David O’Neill
David O’Neill
President, Chief Executive Officer
(Principal Executive Officer) Chief
Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)